Exhibit 99.1

Gulfport Energy Reports Fourth Quarter and Full-Year 2007 Results

OKLAHOMA CITY (March 12, 2008) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the fourth quarter and full-year 2007.

For the fourth quarter, Gulfport reported net income of $8.2 million, compared to $5.4 million for the same prior-year period. Earnings per diluted share for the fourth quarter were $0.21 on revenues of $30.5 million. EBITDA (as defined below) for the quarter was $19.1 million, compared to approximately $10.6 million in the fourth quarter 2006. Cash flow from operating activities before changes in working capital for fourth quarter 2007 totaled $18.5 million, compared to approximately $10.1 million in fourth quarter 2006.

For the year, Gulfport reported net income of $37.8 million, a 36% increase compared to 2006. Earnings per diluted share for the year were $1.01 on revenues of $106 million. EBITDA (as defined below) for 2007 was $71.2 million, a 66% improvement compared to 2006. Cash flow from operating activities before changes in working capital for 2007 totaled $69.3 million, a 65% increase from 2006.

Production

For the fourth quarter of 2007, net production was 385,200 barrels of oil and 285,000 million cubic feet (“Mcf”) of natural gas, or 432,700 barrels of oil equivalent (“BOE”). For the year, Gulfport reported record annual net production of 1,500,800 barrels of oil and 816,500 Mcf of natural gas, or 1,636,900 BOE. Production increased in 2007 by 67% compared to 2006 annual net production of 982,500 BOE.

Reserves

Total proved reserves were 25.1 million barrels of oil and 24.2 billion cubic feet of natural gas, or 29.2 million BOE at December 31, 2007. This compares with 23.2 million of proved reserve at December 31, 2006. The Company’s total expenditures for finding, developing and acquiring in 2007 were $209 million. A table detailing reserves and total cost incurred can be found at the end of this release.

The present value of the future net cash flow before income taxes of the Company’s estimated proved reserves at year-end 2007 using a 10% discount rate (PV10) was approximately $821.2 million. This is a 106% increase compared to 2006. The 2007 value was determined based on period-end prices of $92.50 per barrel of oil and $6.80 per Mcf for natural gas.

2008 Operation Update

In Southern Louisiana, the Company drilled three wells in the first quarter 2008 and released the barge rigs in West Cote and in Hackberry. The Company drilled its first well in the Permian in March and expects to add two additional rigs to the field. The Company is currently participating in 17 gross wells in the Bakken with an average interest of 1.4%. During the first quarter, the Company engaged in its second winter drilling season in Canada.

Current consolidated production from January 1 to March 10, 2008 was 325,700 BOE or 4,652 BOE per day.

2008 Guidance

Gulfport’s 2008 production guidance is estimated at 1.9 to 2.1 million BOE. We estimate EBITDA for the year based on current oil and gas strip pricing to be $110-120 million. Capital expenditures are estimated at approximately $95 million prior to any new acreage or asset acquisitions Operationally, Gulfport plans to drill between 10 to 12 new wells at WCBB. We plan to drill 4 to 6 new wells at Hackberry. In Southern Louisiana we plan to spend roughly $40 million. In the Permian, Gulfport plans to drill 17 to 22 net wells and spend roughly $35 million. We plan to spend roughly $10 million in the Bakken and roughly $10 million in Canada. Our production and our capital expenditure will be back-end loaded. Our production guidance is based upon the approximately $95 million estimate and any new acreage or asset acquisitions would be incremental.

Lease operating expense is projected to be in the range of $9.00 to $10.00 per barrel of oil equivalent for 2008. Selling, general and administrative expenses are estimated to be between $3.00 to $4.00 per barrel of oil equivalent for 2008.

Gulfport CEO Jim Palm stated, “Returns in the Bakken and in the Permian are more compelling so we plan to moderate our activity in South Louisiana. We expect to be able to drill all these opportunities with available cash flow and existing credit facilities and look forward to a steady growth of both production and reserves in 2008.”

Presentation

An updated presentation has been posted to the Company’s website in conjunction with the release of 2008 guidance. The presentation can be at www.gulfportenergy.com under the “Webcasts and Presentations” section on the Investor Relations page.

Conference Call

Gulfport Energy will host a conference call today at 11:00 a.m. Central time to discuss its fourth quarter and full year 2007 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling 1-866-679-8035. The passcode for the call is 78805415. A replay of the call will be available for two weeks at 1-888-286-8010. The replay passcode is 93564353. The webcast will be archived for 30 days on the Company’s website.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and the Permian Basin in West Texas. Gulfport also holds a sizeable acre position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC. In addition, Gulfport is participating in numerous wells in the Bakken play in the Williston Basin in North Dakota.

Forward Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the company’s filings with the Securities and Exchange Commission, including its Forms 10-KSB, 10-QSB and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Operating cash flow is a non-GAAP financial measure equal to cash flows from operating activities before changes in assets and liabilities. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and operating cash flow are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and operating cash flow are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and operating EBITDA measures presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

John Kilgallon

Director, Investor Relations

jkilgallon@gulfportenergy.com

405-242-4474

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Gas sales	$2,050,000	$776,000	$6,043,000	$4,194,000
Oil and condensate sales	28,760,000	16,634,000	100,120,000	56,038,000
Other income (expense)	(337,000)	177,000	(325,000)	158,000

	30,473,000	17,587,000	105,838,000	60,390,000

Costs and expenses:
Lease operating expenses	5,543,000	4,111,000	16,670,000	10,670,000
Production taxes	3,650,000	1,944,000	12,667,000	7,366,000
Depreciation, depletion, and amortization	9,553,000	4,428,000	29,681,000	12,652,000
General and administrative	2,375,000	1,019,000	5,802,000	3,251,000
Accretion expense	139,000	149,000	554,000	596,000

	21,260,000	11,651,000	65,374,000	34,535,000

INCOME FROM OPERATIONS:	9,213,000	5,936,000	40,464,000	25,855,000

OTHER (INCOME) EXPENSE:
Interest expense	1,112,000	644,000	3,091,000	1,956,000
Business interruption insurance recoveries	—	—	—	(3,601,000)
Interest income	(180,000)	(112,000)	(523,000)	(308,000)

	932,000	532,000	2,568,000	(1,953,000)

INCOME BEFORE INCOME TAXES	8,281,000	5,404,000	37,896,000	27,808,000
INCOME TAX EXPENSE:	64,000	—	121,000	—

NET INCOME	$8,217,000	$5,404,000	$37,775,000	$27,808,000

Basic	$0.21	$0.16	$1.03	$0.85

Diluted	$0.21	$0.16	$1.01	$0.82

Basic weighted average shares outstanding	38,928,001	33,254,620	36,774,163	32,789,280
Diluted weighted average shares outstanding	39,603,819	34,268,329	37,451,098	33,936,074

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$2,764,000	$6,627,000
Accounts receivable—oil and gas	10,510,000	7,585,000
Insurance settlement receivables	—	541,000
Accounts receivable—related parties	2,208,000	4,202,000
Prepaid expenses and other current assets	1,346,000	972,000

Total current assets	16,828,000	19,927,000

Property and equipment:
Oil and natural gas properties, full-cost accounting, $37,278,000 and $1,459,000 excluded from amortization in 2007 and 2006, respectively	484,487,000	250,838,000
Other property and equipment	7,108,000	6,651,000
Accumulated depletion, depreciation and amortization	(129,496,000)	(99,815,000)

Property and equipment, net	362,099,000	157,674,000

Other assets:
Equity investments	33,822,000	14,363,000
Other assets	6,388,000	3,187,000

Total other assets	40,210,000	17,550,000

Total assets	$419,137,000	$195,151,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$39,848,000	$24,793,000
Asset retirement obligation—current	480,000	480,000
Current maturities of long-term debt	808,000	835,000

Total current liabilities	41,136,000	26,108,000

Asset retirement obligation—long-term	8,154,000	8,378,000
Long-term debt, net of current maturities	65,725,000	36,856,000

Total liabilities	115,015,000	71,342,000

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock—$.01 par value, 55,000,000 authorized, 42,453,587 issued and outstanding in 2007 and 33,659,759 in 2006	424,000	337,000
Paid-in capital	271,807,000	131,610,000
Accumulated other comprehensive income	2,254,000	—
Retained earnings (accumulated deficit)	29,637,000	(8,138,000)

Total stockholders’ equity	304,122,000	123,809,000

Total liabilities and stockholders’ equity	$419,137,000	$195,151,000

Gulfport Energy Corporation

Reconcilation of EBITDA and Cash Flow

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net Income	$8,217,000	$5,404,000	$37,775,000	$27,808,000
Interest expense	1,112,000	644,000	3,091,000	1,956,000
Income tax expense	64,000	—	121,000	—
Accretion expense	139,000	149,000	554,000	596,000
Depreciation, depletion, and amortization	9,553,000	4,428,000	29,681,000	12,652,000

EBITDA	$19,085,000	$10,625,000	$71,222,000	$43,012,000

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Cash provided by operating activity	$21,669,000	$11,587,000	$68,902,000	$39,523,000
Adjustments:
Changes in assets and liabilities	(3,184,000)	(1,533,000)	430,000	2,372,000

Operating Cash Flow	$18,485,000	$10,054,000	$69,332,000	$41,895,000

Gulfport Energy Corporation

Supplemental Information on Oil and Gas Exploration and Production Activities

March 12, 2008

Unaudited

Total Oil and Natural Gas Proved Reserves	(M BOE )

Proved Reserves
December 31, 2006	23,159
Purchases in place	6,630
Revisions	(416)
Extensions, discoveries and other additions	1,422
Sales in place	—
Production	(1,637)

December 31, 2007	29,158

Costs Incurred in Oil and Gas Property Acquisition and Development Activities	($)

2007
Acquisition	$85,247,000
Development of Proved Undeveloped Properties	55,930,000
Exploratory	57,668,000
Recompletions	9,875,000
Capitalized Asset Retirement Obligation	500,000

Total	$209,220,000

Gulfport Energy Corporation

Production Schedule

(Unaudited)

	4Q2007	4Q2006	2007	2006
Production Volumes:
Oil (MBbls)	385.2	270.3	1,500.8	869.7
Gas (MMcf)	285.0	124.4	816.5	676.8
Oil Equivalents (MBOE)	432.7	291.0	1,636.9	982.5

Average Realized Price:
Oil (per Bbl)	$74.66	$61.53	$66.71	$64.43
Gas (per Mcf)	$7.19	$6.24	$7.40	$6.20
Oil Equivalents (BOE)	$71.20	$59.82	$64.86	$61.30

Gulfport Energy Corporation

Forward Sales Contracts

As of March 12, 2008

Month	Average Weighted Price	Barrels
January-08	$70.29	3500
February-08	$70.29	3500
March-08	$70.29	3500
April-08	$70.29	3500
May-08	$70.29	3500
June-08	$71.69	3500
July-08	$81.37	3000
August-08	$82.44	3000
September-08	$82.20	3000
October-08	$82.20	3000
November-08	$82.20	3000
December-08	$82.20	3000
January-09	$84.62	2500
February-09	$84.62	2500
March-09	$84.62	2500
April-09	$84.62	2500
May-09	$84.62	2500
June-09	$84.62	2500
July-09	$84.62	2500
August-09	$84.62	2500
September-09	$84.62	2500
October-09	$84.62	2500
November-09	$84.62	2500
December-09	$84.62	2500